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                                                                    EXHIBIT 99.1


                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR


         Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of HealthSpring, Inc., a Delaware corporation ("the Company"), in any amendments to the Company's Registration Statement on Form S-1 (File No. 333-128939) filed on October 11, 2005.




                                                /s/ Russell K. Mayerfeld
                                                --------------------------------
                                                Name: Russell K. Mayerfeld


Dated: November 19, 2005